Dear Shareholder:	November 12, 2009

The fall foliage season this year appears to have given a lift to the travel and tourism sector. The weather was cooperative, for the most part, and brilliant colors were plentiful as were the tourists who came to experience a North Country fall. We are now awaiting the winter snows and, hopefully, an influx of skiers, snowmobilers and the like.

The U.S. is still experiencing a slowdown in the economy; however, Vermont and New Hampshire have fared better than most. A Wall Street Journal front page article recently cited Vermont for the lowest percentage of residential foreclosure actions in the country. Our loan portfolio has actually performed reasonably well with 2.5% growth, yet a reduction in the amount of past due loans.

Last year we experienced securities write downs of $512,000, while this year our F.D.I.C. insurance costs increased $530,000. In addition, the cost of funding our employee pension plan rose $372,000, income tax expense increased $403,000, and a $204,000 increase in loan “delivery” fees assessed by FHLMC continue to make the art of cost containment a challenge.

Net income year to date increased $185,000 or 4.93% fueled mainly by the sale (with servicing retained) of $53.5 million in residential mortgage loans to FHLMC. This is an increase of $38 million over the same period in 2008. The low interest rate environment has prompted many individuals to refinance or become first-time home owners. These activities have generated $800,000 in gains year to date paid to us by the secondary market.

Management has determined it is prudent to sell the majority of these residential loans to shed the interest rate risk. We do not believe it is advisable to hold in portfolio fixed rate, 30 year mortgages yielding approximately 5%. We also benefit from a continuing service fee by retaining the servicing rights on these sold loans.

There is much happening in the regulatory environment. As a state chartered commercial bank and publicly traded bank holding company, we are regulated by the Federal Reserve, F.D.I.C., S.E.C., HUD and Vermont Department of Banking to name only a few. So you can bet we have seen a large number of new regulations with many more proposed.

One such new regulation is the proposed Consumer Federal Protection Agency (CFPA). Yes, there were deceptive, sometimes unbelievable, loan products offered mainly by non-banks and accepted by consumers. However, the vast majority of these products were not offered by community banks, as we are highly regulated. There is a need for CFPA in some form; however community banks do not need another regulator. As a shareholder of a community bank, if you have the opportunity, you should let your legislators know how regulated we already are.

Recently, we were notified by Sandler O’Neill + Partners, LP, a Wall Street investment banking firm, Union Bankshares, Inc. was added to their list of 2009 SM-ALL STARS. Their list identifies the 30 top performing small cap banks and thrifts in the U.S. All 509 publicly traded banks and thrifts with a market cap of under $2 billion were evaluated with the top 30 placing in the 94th percentile or above.

While the current economic conditions do present some challenges, we also see there are opportunities for growth and diversification. We manage the bank for the long term, recognize the economy will improve and are taking the necessary steps to ensure we are prepared for those opportunities.

Enclosed is your dividend check or advice of deposit, representing a dividend of $0.25 per share to shareholders of record October 31, 2009, and payable November 12, 2009.

Sincerely,

Richard C. Sargent Chairman	Kenneth D. Gibbons President & CEO

3rd Quarter Report - September 30, 2009
Consolidated Balance Sheets (unaudited)	Consolidated Statements of Income (unaudited)

ASSETS	September 30, 2009	September 30, 2008		9/30/2009	9/30/2008	9/30/2009	9/30/2008
Cash and Due from Banks	$5,088,099	$15,789,158		(3 months ended)		(9 months ended)
Federal Funds Sold & Overnight Deposits	25,261,335	3,636,551	Interest Income	$5,847,966	$6,204,605	$17,511,306	$18,563,358
Interest Bearing Deposits in Banks	20,679,714	14,948,753	Interest Expense	1,276,759	1,790,709	4,123,016	5,491,582
Investment Securities Available-for-Sale	23,967,690	27,416,861	Net Interest Income	4,571,207	4,413,896	13,388,290	13,071,776
Loans Held for Sale	6,387,293	1,817,993	Provision for Loan Losses	75,000	45,000	245,000	185,000
Loans, net	345,532,704	341,474,913	Net Interest Income after
Reserve for Loan Losses	(3,555,792)	(3,440,152)	Provision for Loan Losses	4,496,207	4,368,896	13,143,290	12,886,776
Premises and Equipment, net	7,505,881	7,391,523
Other Real Estate Owned	575,000	1,392,411	Trust Income	96,286	94,827	277,995	287,609
Accrued Interest & Other Assets	12,498,952	12,640,042	Noninterest Income	1,411,710	1,261,314	3,853,464	3,382,090
Total Assets	$443,940,876	$423,068,053	Noninterest Expenses:
			Salaries & Wages	1,561,969	1,636,661	4,541,522	4,825,380
LIABILITIES AND SHAREHOLDERS’ EQUITY			Pension & Employee Benefits	759,456	480,556	2,174,668	1,855,107
Noninterest Bearing Deposits	$59,120,311	$56,181,159	Occupancy Expense, net	223,963	214,823	741,435	705,262
Interest Bearing Deposits	310,323,524	292,439,197	Equipment Expense	264,643	286,902	844,910	895,952
Borrowed Funds	25,756,627	27,639,743	Loss on Impaired Securities	0	511,598	0	511,598
Accrued Interest & Other Liabilities	8,490,296	5,625,028	FDIC Insurance	101,067	13,291	566,390	36,543
Common Stock	9,843,572	9,843,820	Other Expenses	1,214,581	1,217,430	3,403,781	3,313,078
Paid in Capital	216,419	206,853	Total	4,125,679	4,361,261	12,272,706	12,142,920
Retained Earnings	36,329,615	35,778,764	Income before Taxes	1,878,524	1,363,776	5,002,043	4,413,555
Accumulated Other Comprehensive Loss	(2,429,097)	(1,320,425)	Income Tax Expense	433,762	197,867	1,055,393	652,203
Treasury Stock at Cost	(3,710,391)	(3,326,086)	Net Income	$1,444,762	$1,165,909	$ 3,946,650	$ 3,761,352
Total Liabilities and Shareholders’ Equity	$443,940,876	$423,068,053
			Earnings per Share	$0.32	$0.26	$0.88	$0.84
			Book Value per Share			$9.02	$9.14

Standby letters of credit were $2,361,000 and $1,772,000 at September 30, 2009 and 2008, respectively.

Directors - UNION BANKSHARES, INC & UNION BANK		Officers UNION BANK			Officers UNION BANK (continued)
Richard C. Sargent, Chairman	Franklin G. Hovey II	Rhonda L. Bennett	Vice President	Morrisville	Robyn A. Masi	Assistant Vice President	Stowe
Cynthia D. Borck	Richard C. Marron	Therese H. Butler	Assistant Treasurer	Morrisville	Thomas J. Meshako	Senior Vice President	Morrisville
Steven J. Bourgeois	Robert P. Rollins	Stacey L.B. Chase	Assistant Treasurer	Morrisville	Marsha A. Mongeon	Senior Vice President & CFO	Morrisville
Kenneth D. Gibbons	John H. Steel	Jeffrey G. Coslett	Senior Vice President	Morrisville	Mildred R. Nelson	Vice President	Littleton
	Schuyler W. Sweet	Michael C. Curtis	Vice President	St. Albans	Karen Carlson Noyes	Assistant Vice President	Morrisville
		Peter J. Eley	Senior Vice President	Morrisville	Barbara A. Olden	Vice President	Lyndonville
Officers - UNION BANKSHARES, INC.		Kenneth D. Gibbons	President & CEO	Morrisville	Deborah J. Partlow	Asst. V.P., Senior Trust Officer	Morrisville
Richard C. Sargent	Chairman	Don D. Goodhue	Information Systems Officer	Morrisville	Lois J. Pigeon	Branch Manager	St. Albans
Kenneth D. Gibbons	President & CEO	Melissa A. Greene	Assistant Vice President	Hardwick	Bradley S. Prior	Assistant Treasurer	Morrisville
Marsha A. Mongeon	Vice President/Treasurer	Karyn J. Hale	Vice President	Morrisville	Craig S. Provost	Vice President	Stowe
Robert P. Rollins	Secretary	Claire A. Hindes	Assistant Vice President	Morrisville	Colleen D. Putvain	Assistant Treasurer	Morrisville
David S. Silverman	Vice President	Patricia N. Hogan	Vice President	Morrisville	Suzanne L. Roberts	Vice President	St. Johnsbury
JoAnn A. Tallman	Assistant Secretary	Tracey D. Holbrook	Regional Vice President	St. Johnsbury	Robert P. Rollins	Secretary	Morrisville
		Lura L. Jacques	Asst. V.P., Trust Officer	St. Albans	Ruth P. Schwartz	Vice President	Morrisville
Regional Advisory Board Members		Lynne P. Jewett	Assistant Vice President	Morrisville	David S. Silverman	Senior Vice President	Morrisville
Judy F. Aydelott-Littleton	Stanley T. Fillion-Littleton	Stephen H. Kendall	Vice President	Morrisville	Curtis C. Swan	Assistant Vice President	Fairfax
Steven J. Bourgeois-St. Albans	Kenneth D. Gibbons-All	Susan O. Laferriere	Vice President	St. Johnsbury	JoAnn A. Tallman	Assistant Secretary	Morrisville
J. R. Alexis Clouatre-St. Johnsbury	Franklin G. Hovey II-St. Johnsbury	Dennis J. Lamothe	Vice President	St. Johnsbury	Francis E. Welch	Assistant Vice President	Morrisville
Coleen K. Condon-St. Albans	Samuel H. Ruggiano-St. Albans	Susan F. Lassiter	Vice President	Jeffersonville	Lorraine G. Willett	Assistant Vice President	Morrisville
Dwight A. Davis-St. Johnsbury	Schuyler W. Sweet-Littleton	Carrie R. Locklin	Assistant Treasurer	Morrisville
Kirk Dwyer-St. Johnsbury	Norrine A. Williams-Littleton				cover photo: Early Autumn in Albany, Vermont